Exhibit 99.1
FOR IMMEDIATE RELEASE
HOMELAND SECURITY CAPITAL CORPORATION
ANNOUNCES THE SALE OF ITS NEXUS TECHNOLOGIES GROUP
SUBSIDIARY TO NORTH AMERICAN VIDEO FOR $2.8 MILLION
ARLINGTON, VA — August 22, 2011 — Homeland Security Capital Corporation (OTCBB: HOMS), an international provider of specialized technology-based radiological, nuclear, environmental, disaster relief, and real estate services to government and commercial customers, announced today the sale of its Nexus Technologies Group (Nexus) subsidiary, a provider of electronic security solutions, to North American Video, a company involved in the electronic security marketplace throughout the world. The sale was completed on August 19.
The company was sold for cash consideration of approximately $2.8 million.
C. Thomas McMillen, HOMS Chairman and CEO, stated, “The sale of Nexus and the previously announced agreement to sell Safety & Ecology Holdings Corporation furthers our efforts to focus our energy on our newly acquired companies in real estate services.” McMillen continued, “It is our intention to use the proceeds of this sale to extinguish a portion of our debt as we try to strengthen our overall balance sheet.”
The Company consolidates the results of subsidiaries Safety & Ecology Holdings Corporation, Polimatrix, Inc., Fiducia Real Estate Solutions, Inc. and Homeland Security Capital Corporation, the holding company. The Company will continue to measure its operating performance against plan taking into consideration EBITDA adjustments and one time charges.
About Homeland Security Capital Corporation
Homeland Security Capital Corporation (HOMS) is a company engaged in the strategic acquisition, development, and consolidation of homeland security-related and real estate services businesses. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. Former Maryland Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland, heads the company.
HOMS operates businesses that provide homeland security products and services solutions and real estate services, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on homeland security opportunities.
Homeland Security Capital Corporation’s portfolio of companies include:
Safety and Ecology Corporation (SEC) is a rapidly growing environmental services company specializing in the removal and remediation of hazardous nuclear materials, and advanced environmental services for federal and commercial clients. For more information on SEC, visit www.sec-tn.com.

Polimatrix, Inc., a system integrator and total solutions provider delivering advanced radiation and nuclear protection and detection services. The company has been operating since September 2006 as a joint venture between HOMS and Polimaster, Inc. For more information about Polimatrix, visit www.polimatrix.com.
Fiducia Real Estate Services, Inc., a provider of comprehensive title and escrow services for mortgage origination refinance, reverse mortgage, real estate owned, deed-in-lieu transactions, and real estate-owned liquidation services to institutional REO customers. These services are provided by wholly owned subsidiaries Timios, Inc. and Default Services USA, Inc.
For more information about Homeland Security Capital Corporation, visit www.hscapcorp.com.
Forward-Looking Statement
This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although HOMS believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.
Contact:
Homeland Security Capital Corporation
Knoxville, TN office
Anne Smith, 865-342-7668
asmith@sec-tn.com